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Charles & Potomac Capital, LLC
@charles_potomac

We are pleased to announce that Jim Blom, Operating Partner at Stage 1 Ventures, is advising C&P Capital on its investment in @Ondas Networks. @OndasHoldings

Press — Charles & Potomac Capital
charles-potomac-capital.com

2:15 PM · 11/21/23 from Earth · **918** Views